Exhibit 10.12

Housing lease Contract

(Office space project)

Date of contract. 　 　Year Month Day

Party A: 【Dalian Software Park Rong Yuan Development Co. 】

Registered office.【Room 202H, 2/F, Jinhuai Building, No. 33 Hongchuan East Road, Dalian Hi-Tech Industrial Park, Liaoning Province】

Tel.【0411-84756943】 Fax 【116023】 Postcode. 【 】

Party B: 【CLPS Dalian Co., Ltd. 】

Registered office.【Room #01-01/02/03/04, 1st Floor, No. 1, Huixian Park, Qixianling, Dalian Hi-Tech Industrial Park, Liaoning Province, China】

Tel.【13898687842】 Fax 【 】 Postcode.【 】

The two parties, A and B, in accordance with the laws and regulations in force in the People’s Republic of China, enter into this contract after friendly consultation regarding the lease of Party A’s premises by Party B.

Chapter 1 Leasehold

1. Basic overview of the house

1.1 Party B voluntarily leases the premises owned by Party A (hereinafter referred to as “the premises”), the basic overview of which is set out in the “Basic Information Sheet of the Contract” attached to this contract; Party A guarantees that the facilities provided are in good condition.

1.2 Party A guarantees that the property right of the house is clear and free from disputes. In case of any property right disputes or other debts related to Party A, Party A shall be responsible for clearing them up; Party A shall be responsible for compensating for any losses caused to Party B.

2. Use of the house

2.1 The premises rented by Party B shall be used only for the purpose of conducting business in the relevant industry as agreed in the “Basic Information Form of the Contract” annexed to the Contract, and shall not be used for other purposes without the written consent of Party A. Party B shall not sublet or sublet the premises in whole or in part to a third party or exchange the premises with a third party.

2.2 Party B shall apply for and bear the costs of all approvals, licences and other permits required for the operation of its business in the premises. Party B guarantees that all business activities undertaken by it in the premises will obtain all business permits and other formalities issued by the government administration for industry and commerce, and that it will maintain legal registration and permits throughout the lease period.

3. Handover of the house

3.1 Conditions of handover of the house

The conditions of handover of the house are detailed in the Basic Information Sheet of the contract annexed to the contract and are subject to the actual conditions at the time of handover.

Party B confirms that it has inspected the house on site before signing this contract, and has fully understood and approved of the current state of the interior and exterior of the house, its designed use and the then condition of its ancillary facilities and ancillary properties, and has no objection to them.

3.2 Check-in handover process

3.2.1 Party B shall send an application for occupation to Party A at least 2 working days before the commencement date of the lease as agreed in the contract, and Party A shall arrange personnel to hand over the leased premises together with Party B in accordance with the handover conditions upon receipt of the application, and the handover shall be completed before the commencement date of the lease; if Party B fails to make any payment as agreed before the occupation, Party A shall have the right to refuse to go through the occupation procedures to deliver the premises to it and shall not be liable for any breach of contract.

3.2.2 When there is no objection to the handover, the representatives of A and B shall sign and confirm on the Notice of Occupancy respectively, and the handover of the house key or access card shall be carried out after the signature (in case of renewal of the tenancy agreement, the two parties shall no longer handle the handover process of occupancy, and the handover shall prevail at the initial occupancy).

3.2.3 If the handover is actually used by you or is not completed by the Lease Commencement Date for your reasons, the handover will be deemed to be complete, i.e. the Premises will be deemed to meet the necessary standards and to have been delivered to you in good order on the Lease Commencement Date and the Lease Term will commence.

3.3 Check-out acceptance process

3.3.1 When withdrawing from the premises, Party B shall submit an application for withdrawal to Party A within the time limit required by Party A 7 days prior to the expiry of the lease term or early termination of the contract, and Party A shall arrange personnel to inspect and hand over the premises together with Party B before the expiry of the lease term or early withdrawal date in accordance with the handover conditions stipulated in Clause 3.1 of this contract.

3.3.2 Party B shall ensure that the original decoration (including the ceiling) and facilities of the Premises are intact (except for natural damage) and that the condition of the room is restored to its original condition as agreed in the original condition restoration standards in the Contract Basic Information Form attached to this Agreement. In the event of any other damage or interruption to our rental, Party B shall compensate Party A for all losses, including but not limited to the occupation fee of the premises during the restoration period, liquidated damages, agency fees or other losses incurred as a result of the delay in delivery of the premises by Party A to the new tenant. The costs required for restoration shall be paid by Party B at its own expense or, if entrusted to Party A for completion, the relevant costs shall be paid to Party A.

If Party B fails to return the premises to Party A as agreed in this contract, Party A shall have the right to restore the premises to its original condition at its own expense and all costs arising therefrom shall be borne by Party B. Party A shall also have the right not to remove but to retain some or all of the improvements made by Party B and the aforesaid facilities and equipment owned by Party B. In such case, Party B shall be deemed to have relinquished its ownership of such improvements, facilities and equipment and Party B shall not be entitled to claim any compensation or indemnity in respect of such improvements, facilities and equipment retained by Party A. You shall not be entitled to claim any compensation or indemnity in respect of such improvements, facilities and equipment retained by us.

3.3.3 When Party B withdraws from the premises, all fees payable must be settled; if Party B has registered for business and industry in the rented premises, Party B shall change the address of the business and industry registration to another place within 10 days after the termination of this contract and report the approval or certificate from the relevant government authorities to Party A for backup.

3.3.4 After acceptance, all keys or access cards of the rooms will be returned to Party A after the representatives of Party A and Party B respectively sign and confirm on the Notice of Check-out.

Chapter 2 Term of Lease

4.1 Lease term

4.1.1 The term of the lease is detailed in the Basic Information Sheet of the Contract annexed hereto.

4.1.2 If Party B does not move in on time for reasons other than Party A’s handover, the lease term shall commence on the contractual commencement date.

4.1.3 If Party A transfers the premises during the lease period, it shall give Party B two months’ notice in advance and guarantee the continued performance of this contract. Party B shall have the right of first refusal under the same conditions, but Party B shall have no right of first refusal if Party A transfers the whole building (where Party B leases the premises). If Party B exercises its right of first refusal, it shall give a written reply within five days from the date of receipt of the notice, failing which it shall be deemed to have waived its right of first refusal.

4.2 Lease renewals

4.2.1 If Party B needs to continue to lease the premises after the expiry of the lease term, it shall submit an application for renewal of the lease to Party A in writing two months before the expiry of the lease term; if Party B fails to notify Party A on time, Party A shall have the right to deal with it in accordance with Party B’s non-renewal of the lease.

4.2.2 Party A shall reply to Party B’s application for lease renewal within 10 working days upon receipt of such application. Upon mutual agreement, Party B shall sign a lease renewal contract one month before the expiry of the lease; if the contract is not signed on time, Party A shall have the right to deal with it in accordance with Party B’s non-renewal of the lease.

4.2.3 The parties agree that if the renewal of the lease is agreed, the parties may sign the Annexed Basic Information Form only and this contract shall continue to be valid during the renewal period; matters relating to the payment of fees during the renewal period and any amendments to this contract may be added to the Basic Information Form with the corresponding terms and conditions, which shall take precedence over the terms of this contract.

4.2.4 If Party B does not intend to renew the lease, or if the parties fail to sign a renewal contract within one month before the expiry of the lease term, Party A shall have the right to enter into an intention or contract to lease the Leased Premises with a third party, and shall have the right to carry out the leasing of the Leased Premises to Party B. Party B may, at any reasonable time upon prior notice, allow the new lessee or user of the Leased Premises to survey the site and carry out the necessary inspection of the premises, and Party B shall You shall co-operate.

4.3 Surrender of rent

4.3.1 Upon expiry, termination or early termination of the contract, Party B shall move out of the premises as scheduled and in accordance with the agreed standard. If Party B fails to move out of the premises on time, Party A may grant a grace period of three working days; if Party B still fails to move out within the grace period, Party B shall pay double the rent and the occupation fee of the property fee standard according to the actual number of days of stay, and Party A may take any measures to exercise the ownership and right to use the leased premises, and has the right to replace the keys of the leased premises and prohibit Party B and its associated third parties from re-entering the leased premises; for For the renovation of the leased premises and the articles, equipment and facilities left by Party B and its associated third parties, they are deemed to have been abandoned by Party B and Party A has the right to dispose of them by itself, and Party B shall not claim any rights and incur any costs against Party A as a result. The costs incurred (including but not limited to attorney’s fees, construction costs for restoration of the original condition, relocation costs, clearance costs, auction costs, storage costs, etc.) shall be borne by Party B. If the proceeds from the disposal are not sufficient to cover the costs payable by Party B, Party A shall have the right of recourse against Party B.

4.3.2 Upon expiry, cancellation or early termination of the contract, both parties shall go through the procedures for handing over and acceptance of the rent and settlement of expenses in accordance with the requirements of this contract; the date when the premises are inspected and accepted by Party A and the Notice of Withdrawal is issued shall be the official withdrawal date of Party B.

Chapter 3: Rental and other fees and payment methods

5. Rent, property management fees and other fees and payment methods

5.1 Rates for rent, etc.

Party A is a general taxpayer. The amount and method of payment of rent, property management fees and other charges are detailed in the Annex “Basic Information Sheet of the Contract” and the prices stated therein are all tax inclusive.

5.2 Performance bond

5.2.1 The standard and amount of payment of the performance deposit are set out in the Annex “Basic Information Sheet of the Contract”. Party B shall pay the deposit to Party A together with the first installment of rent and property management fee; Party A shall issue a receipt for receipt for Party B upon receipt of the performance deposit.

5.2.2 In the case of a renewal contract, Party B has paid the corresponding performance deposit. If there is no change in the rent and property charges, Party B may not pay the performance deposit; if there is a change in the rent and property charges, the renewal contract will be executed as agreed.

5.2.3 The performance bond is a security deposit delivered by Party B to guarantee the performance of Party B’s obligations under this Agreement. Party A shall have the right not to apply it against the rent, property charges, liquidated damages and any other expenses (including but not limited to losses incurred by Party A or third parties as a result of Party B) owed by Party B. Party A shall have the right to choose to recover the relevant outstanding amount and liquidated damages directly from Party B. If Party A adopts to set off all or part of the performance bond against the amount owed by Party B to Party A, Party B shall make payment to Party A within 5 working days upon receipt of Party A’s notice to re-fill the original amount of the performance bond, and if the performance bond is insufficient to set off, Party A shall have the right to continue to recover the outstanding portion from Party B, or else bear the liability for default in respect of overdue fees in accordance with Clause 11.1 of this Agreement.

5.2.4 Upon expiry of the lease term or early termination of the contract, Party B shall pay all the fees payable under this contract and complete the check-out and acceptance process as agreed in this contract, and Party A shall return the performance deposit to Party B without interest within 30 days from the date Party A takes over the leased premises and accepts the premises. In case of late return, Party A shall pay to Party B a late payment of 0.1% of the total performance deposit on a daily basis.

5.3 Payment methods

5.3.1 Rent and property management fees

5.3.1.1 Party B shall pay the rent and property management fee to Party A’s account as agreed in the Basic Information Form of the Contract.

5.3.1.2 If there is any change to the account number specified by us, we shall notify you in writing at least 14 days in advance of the next payment date; you shall not be liable for any failure to receive payment on time as a result of our failure to properly comply with the aforesaid notification obligations.

5.3.2 Water and electricity charges in the leased area

5.3.2.1 Water and electricity charges in the leased area shall be collected by Party A on behalf of Party B according to the actual occurrence of Party B. The property management company hired by Party A shall issue an itemized breakdown to Party B. The meter will be read on the 20th of each month and the bill will be paid by the 20th of the following month.

5.3.2.2 In the event that the government adjusts the water and electricity tariff during the lease period, the adjusted standard will be implemented according to the corresponding range. Party A shall give written notice of the adjusted standard to Party B. The adjusted water and electricity tariffs shall take effect in the month in which Party A gives written notice.

5.3.2.3 Charges in the event of a meter failure are based on the average of the water and electricity bills for each month from one month prior to the failure to four months prior to the failure.

5.3.2.4 Costs incurred for the use of air-conditioning, heating, etc., required outside the contracted hours shall be as agreed in the Contract Annex “Basic Information Sheet for Contracts”.

5.3.3 Communication fee: To be paid by Party B to the relevant communication operation service provider.

5.3.4 Taxes: All kinds of taxes and fees incurred as a result of this contract shall be handled by both parties in accordance with the relevant provisions of the tax law of the People’s Republic of China.

5.4 During the lease period, Party A may reasonably adjust the property management fee due to changes in government policies, the market and other reasons and the increase or decrease of property service content, but shall negotiate with Party B on the standard of the property management fee.

Chapter 4 Property Services and Asset Maintenance

6. Contents of property services

6.1 During the lease period, Party A or the property management company entrusted by Party A shall be responsible for the property service work of the house, and the contents of the property service are detailed in the Annex of the contract “Contract Basic Information Form”.

6.2 During the term of the lease, Party B is responsible for the cleaning and the fire and security work in the leased premises as well as the property work which is not part of the above property services.

6.3 During the lease period, Party B shall manage the contents of the premises by itself.

7. Property Covenants

7.1 During the lease period, we are obliged to coordinate the relationship between Party B and the property management company responsible for the management of the common areas.

7.2 Upon occupation, Party B shall provide the property management company engaged by Party A with the contact numbers of three main contacts for backup in case of emergency or other situations.

7.3 During the lease period, for the sake of safety, when Party B needs to move office furniture and computers and other items out of the building, it should register with Party A’s property management department in advance.

7.4 Party A shall have the right to change the name of the building in which the leased premises are located (hereinafter referred to as “the Building”) as necessary, provided that Party B is notified in writing or by public notice 30 days in advance.

7.5 A unified standard signage system will be set up in the lobby of the main entrance of the building. When Party B moves in, Party A will provide Party B with the production and installation of the signage once free of charge (limited to Party B’s first move-in), and the name of the signage will be limited to the name and room number recorded in this contract; without Party A’s written consent, Party B shall not post, set up or hang LOGO, drape or other signage outside its leased area and conduct related You shall not post, install, hang logos, drapes or other signs or conduct related promotional activities outside the leased area without our written consent.

7.6 In order to ensure the safety of electricity consumption, a 10-hour power outage will be carried out once every two years for the building’s electricity equipment in accordance with the Electricity Law, and Party A will notify Party B 60 calendar days before the day of the power outage.

7.7 In order to ensure the normal operation of the air conditioning, there will be 15 days of equipment maintenance days each year during the winter-summer and summer-winter switchover periods, during which the operation of the building’s air conditioning system will cease; Party A will notify Party B 7 calendar days in advance.

7.8 During the lease period, Party B should pay attention to property and personal safety, and Party B is the first responsible person and the ultimate responsibility bearer of fire safety. All responsibilities for personal injuries or fire accidents not due to Party A shall be borne by Party B; Party B shall compensate for any losses caused to Party A.

8. Maintenance and repair of the house

8.1 Party A shall be responsible for the maintenance and repair of natural damage to the house and ancillary facilities. Party A’s responsibility for the maintenance of the house shall be limited to the original structure of the house, the power supply lines and the common parts of the house without alteration by Party B.

8.2 The maintenance obligations and the maintenance costs of the parts decorated and renovated by Party B, the equipment and facilities and property added by Party B shall be borne by Party B. Party B shall ensure that they are in a suitable and safe condition and shall not endanger the personal and property safety of the rented premises, the building and other users.

8.3 During the lease period, Party B shall promptly notify Party A or the property management company of any damage or malfunction to the premises and ancillary facilities, and Party A shall not be liable for any loss caused to Party A as a result of untimely notification by Party B.

8.4 Party A shall, upon receipt of the above notice, carry out maintenance after judging the responsibility according to the actual situation; if the damage or fault is within the scope of Party B’s maintenance responsibility or if it is within the scope of Party A’s maintenance but caused by Party B’s improper use or intentional damage, Party B shall carry out timely repair and notify Party A or the property management company; if Party B refuses to carry out repair within three calendar days upon receipt of Party A’s supervisory notice, Party A may carry out repair on behalf of Party B at Party B shall bear the cost.

8.5 The party responsible for maintenance shall compensate the other party for direct economic loss if delayed maintenance or improper maintenance causes damage to the other party.

9. Renovation and alteration of the house

9.1 In addition to the provisions of this Contract, if Party B needs to install additional ancillary facilities and equipment, it shall obtain prior written consent from Party A and, if it is required to report to the relevant authorities for approval, it shall also submit to the relevant authorities for approval before proceeding.

9.2 With the written consent of Party A and the approval of the relevant government authorities (if required), Party B may carry out secondary decoration of the premises according to its business needs, but shall comply with Party A’s regulations on secondary decoration and relevant national regulations and bear all costs incurred in the decoration (including the costs of alteration and increase of fire-fighting facilities, etc.), while Party A has the right to supervise the decoration process of Party B. Party A has the right to stop Party B from violating the national regulations and this contract, and to request Party B to compensate for the losses caused to Party A as a result.

9.3 Party B shall be responsible for the fire-fighting examination and inspection of the decoration of the rented area and shall not use the premises before obtaining fire-fighting acceptance and other formalities; if Party B carries out decoration or alteration without fire-fighting examination and inspection or obtains other formalities or uses the unexamined premises, all responsibilities arising therefrom shall be borne by Party B and Party B shall fully compensate for any losses caused to Party A.

9.4 The per capita floor area of the office area before and after Party B’s renovation shall not be less than 10 square metres and the weight of the articles in the area shall not exceed the floor load-bearing standard of 200 kilograms per square metre. If Party B violates the above standard, all consequences shall be borne by Party B and Party B shall fully compensate for any losses caused to Party A.

9.5 In view of the different occupation times of the tenants in this building, in order to ensure the working environment of the tenants who occupy the building first, the decoration period shall be specified by Party A or the property management company, and Party B and the decoration contractor shall apply again in special circumstances; Party B shall carry out the construction work in a manner consistent with this contract and the relevant property management regulations, and shall not use the common passageway of the floor or the area outside the scope of the tenancy as a pile of building materials or tools without the consent of Party A. The use of the common passageway and the area outside the leased area shall not be used for stacking building materials or tools without our consent.

10. Entry inspection and adjacency

10.1 Entry work checks

10.1.1 Party B agrees that Party A or the property management company may enter the parts of the building leased by Party B for maintenance, sanitation, burglary, disaster prevention, ambulance or other management purposes or for the maintenance of adjacent tenants; normally, Party A shall give 24 hours’ notice to Party B.

10.1.2 Party A or the property management company shall be accompanied by Party B’s personnel to enter the premises. In case of emergency and if Party B cannot be contacted, Party A or the property management company shall have the right to enter the premises to deal with the emergency and shall not be liable for any loss caused to Party B as a result, but shall explain the emergency to Party B afterwards.

10.1.3 In the event of the above, Party B shall support and cooperate with the work of Party A or the property management company; Party A or the property management company shall minimise the impact on Party B.

10.2 Adjacency

10.2.1 Party B shall not do or tolerate any act which may cause a nuisance or disturbance to us or to neighbouring occupiers.

10.2.2 If a dispute arises between Party B and a neighbouring tenant, Party A shall be obliged to co-ordinate.

10.2.3 In the event of a dispute between adjacent tenants caused by Party B, Party A shall have the right of recourse against Party B if the adjacent tenants bring proceedings against it and Party A is named as a defendant or third party and is held liable.

10.2.4 If, during the term of the lease, any rectification request is made by any government authority in respect of the renovation (including but not limited to fire safety facilities) of the adjoining unit of the Premises, Party B shall provide all necessary assistance and cooperation as required by Party A or the property company to comply with such rectification request; if Party B suffers any loss as a result, Party B shall, with the assistance of Party A, negotiate with the occupants of the adjoining unit to settle the compensation issue We shall not be liable in any way for such damages. You shall not refuse or delay to provide such assistance or cooperation on the ground that you have not yet reached agreement with the occupants of the adjoining unit.

Chapter 5 Liability for breach of contract, dispute resolution

11. Liability for breach of contract

11.1 Late Payment of Fees

11.1.1 During the lease period, if Party B fails to pay the rent, property charges, utilities, performance bond or other relevant charges payable as agreed in the contract, Party B shall pay to Party A a late payment fee of 0.1% of the overdue charges for each day of delay without prejudice to other rights or remedies of Party A. The late payment fee shall be calculated from the date on which each of the above charges is payable until Party B has paid all the aforementioned charges in full. The late payment period shall commence on the date on which each of the above fees is payable and shall continue until all of the aforementioned fees, principal, late payment and other related fees are paid.

11.1.2 Party B shall not move the assets in the leased premises without Party A’s consent unless Party B has paid the rent and other charges in accordance with the contract. If Party B fails to pay the appropriate fees on time even after a reminder has been sent to it by Party A, Party B agrees that Party A may take the following remedial measures to protect Party A’s interests, namely

(1) Party A has the right to terminate the functions of the premises rented by Party B, including but not limited to termination of the provision of water, electricity, air-conditioning, lift, access to the premises and other functions until Party B has paid in full in accordance with the contract, and all economic losses that may be incurred by Party B as a result shall be borne by Party B. Party B shall be responsible for all costs incurred in reconnecting the above-mentioned functions and shall pay the normal rent and property charges during the period of disconnection.

(2) Move all the assets in Party B’s house to Party A’s asset pool and if Party B pays the full cost, Party A will return Party B’s assets; if Party B does not pay the full cost within fifteen days, Party A has the right to dispose of Party B’s assets.

11.1.3 In the event that Party B defaults on the payment of rent, property charges, utilities, performance bond or any other fees payable (not paid in full) for more than 60 days in aggregate, Party A shall have the right to unilaterally terminate the contract and repossess the Premises and Party B shall pay to Party A all outstanding amounts due under this contract (including outstanding fees and corresponding late payment fees) for the period of actual use of the Premises, 20% of the total rent and You shall also pay 20% of the total rent and property charges for the remaining tenancy period, and indemnify us for any loss suffered by us as a result (including but not limited to legal fees, court costs, rent, management and air-conditioning fees and other costs that we could have collected under this contract during the vacancy period, as well as the investment leasing costs incurred in leasing the premises to a new tenant, etc.), and the performance deposit received by us shall not be refunded.

11.2 Early termination of contract

During the term of the lease, unless otherwise agreed herein, neither party may unilaterally terminate this contract without statutory or agreed reason.

Either party may unilaterally terminate the contract if the following conditions are met and confirmed and agreed to by the other party: (1) a written application is made to the other party at least 90 days in advance; (2) liquidated damages are paid to the other party at 20% of the total rent and property charges for the remaining tenancy period; (3) all costs incurred and agreed to be payable under this contract are settled before the date of surrender.

The Parties further clarify that the following two circumstances shall not be subject to this Clause 11.2: (1) if Party B needs to terminate this Agreement early due to expansion of the lease (i.e. leasing a larger area of premises in the development and management zone of Party A and a lease contract has been actually signed), Party A and Party B shall discuss the operation procedure separately; (2) if Party B needs to change the subject of the lease and Party A agrees in writing, Party A and Party B may jointly negotiate (2) If Party B needs to change the subject of the lease and Party A agrees in writing, Party A and Party B may mutually agree to terminate this contract early and assign the remaining term and rights and obligations to the new subject of the lease, provided that Party B proves that the new subject of the lease is an associated company of Party B and provides an unlimited joint and several liability guarantee for the continued performance of this lease by the new subject of the lease.

11.3 Other serious non-compliance

In the event of any serious breach of contract by Party B as stipulated in the following clauses or other circumstances of termination as agreed in this contract, Party A shall have the right, in addition to exercising its rights under the law, to unilaterally terminate this contract and require Party B to pay 20% of the total rent and property charges for the remaining term of the lease, and to compensate Party A for any loss suffered as a result (including but not limited to legal fees, litigation costs, vacant premises (including but not limited to attorney’s fees, court costs, rent, management and air-conditioning fees and other costs that Party A could have collected under the provisions of this contract during the period of vacancy, as well as the investment leasing costs incurred in leasing the premises to a new tenant, etc.) and the security deposit received by Party A shall not be refunded.

11.3.1 if Party B is 30 days overdue in the occupation procedures from the commencement date of the lease (including failure to pay the down payment or security deposit, failure to hand over the premises to Party A, etc.).

11.3.2 if Party B demolishes or renovates the Premises (including ancillary facilities) or changes the use of the Premises without the written consent of Party A.

11.3.3 if Party B engages in any illegal or unlawful activity in the premises.

11.3.4 if Party B’s conduct seriously violates relevant national standards or regulations, causing serious impact on the environment of the Park or other customers, or if Party A requests Party B to rectify the situation within a specified period and Party B still fails to do so within the period limited by Party A.

11.3.5 without our written consent, Party B sublets the premises, transfers the tenancy of the premises or exchanges the respective tenancy with others, or increases or changes the registered business in breach of contract.

11.3.6 Any other material breach of this Agreement by Party B.

11.4 Waiver of rights

Where Party A understands that a breach of contract has occurred and accepts the rent, this shall not be deemed to be a waiver of Party A’s right to pursue the breach. If Party A waives any of its rights under the terms and conditions of this contract, such waiver shall only be made on the basis of Party A’s written seal and any payment of rent or other sums by Party B which is not in full, even if Party A accepts the payment in full, shall not be deemed to be Party A’s consent to Party B’s payment in reduced amount, nor shall it affect Party A’s right to recover the shortfall in rent or arrears, nor its right to take other measures as provided for in this contract or by law.

12. Applicable law and dispute resolution

12.1 The laws of the People’s Republic of China shall apply to this Contract.

12.2 Disputes arising from the performance of this contract shall be settled by friendly consultation between the parties; if consultation fails, both parties may sue in the People’s Court where the house is located.

Chapter 6 Other Agreements

13. Force majeure

13.1 Force majeure as referred to in this contract refers to flood, typhoon of grade 8 or above, earthquake, war, change in government planning and other events that are unforeseeable, insurmountable and beyond the control of either party to the contract. The party proposing force majeure must inform the other party 24 hours after the end of the force majeure and produce a documentary proof from the relevant local government department within 15 days after the occurrence of the force majeure.

13.2 In the event of a force majeure event causing damage to the leased property which cannot be used normally, Party A shall repair the property as soon as possible and shall be exempt from paying rent during the repair period, and shall continue to calculate the rent after the leased property is restored to use, and the validity of the contract shall be postponed accordingly; in the event of a force majeure event causing damage to the leased property which cannot be repaired, both parties shall have the right to terminate the contract without assuming any responsibility.

13.3 If force majeure ceases or its effects are naturally removed, the contract shall continue to be performed from that date and its validity shall be extended accordingly.

13.4 The party who suffers an event of force majeure shall take effective measures to prevent the extension of the damage, failing which it shall be liable for the extended portion of the damage.

14. Confidentiality

Neither party shall disclose to third parties the contents of this contract and the trade secrets of the other party known to it in the course of the conclusion and performance of this contract, whether or not this contract is concluded and performed, and this clause shall survive the termination of this contract.

15. Notification

The usual form of notice to be given by either party in fulfilling its obligations under this contract shall be in writing.

Notice given by one party to the other in the course of the execution of this contract shall be deemed to be valid service of notice when served in writing by hand, courier, post (including registered or EMS), fax, e-mail or conspicuously posted at the door of the leased premises. The date of service of the notice shall be determined in accordance with the following principles.

(1) Dedicated, courier: delivery is deemed to take place on the day it is handed over to a dedicated person or courier.

(2) By post: delivery is deemed to take place on the third calendar day of dispatch by registered post or EMS.

(3) Fax, e-mail: delivery is deemed to occur at the same time as the fax machine or e-mail shows successful delivery.

(4) Posting at the door: service is deemed to be effected by the third calendar day of posting.

From the date of actual delivery to the date of completion of the surrender procedures, the address of the premises leased by Party B shall be Party B’s contact address. In the event that Party A’s relevant notice cannot be served directly to Party B (including and not limited to Party B’s whereabouts unknown or refusal to accept), Party A shall be deemed to have served the notice if it is sent to such address by courier or EMS, and the date of signature or refusal shall be the date of service.

During the term of this contract, if one party changes its contact address, telephone number, fax number or addressee in the Contract Basic Information Form attached to this contract, it shall notify the other party in writing within 3 days of the change, otherwise the responsibility and consequences of any resulting non-delivery or undeliverability shall be borne by that party.

16. Declaration of the Parties

Both parties have full civil capacity at the time of signing this contract, and both parties have fully negotiated and informed each other about the terms and conditions involving their respective rights and obligations and reached a consensus; both parties are willing to perform in accordance with the agreement of this contract, and the party in breach is willing to accept the other party’s breach of contract to pursue.

17. Integrity of the contract

This contract and its annexes are the final and complete contract between the parties in respect of the lease of the premises and supersede all previous or contemporaneous understandings and agreements reached between the parties in this regard. This contract shall not be amended without the written consent of both parties; any matters not covered by this contract shall be settled by separate negotiations between Party A and Party B and a supplementary agreement shall be signed, which shall have the same legal effect as this contract.

18. In this contract, unless the context otherwise requires, the following interpretation shall apply.

18.1 The numbering of entries in this contract and their headings are for convenience of reference only and shall have no effect in the interpretation of this contract.

18.2 The Annexes hereto shall be an integral part hereof; references to “clauses”, “paragraphs” and “annexes” hereto shall be construed as clauses, paragraphs and annexes hereto. The term “this Contract” shall include the Annexes hereto and such modifications thereafter as the Parties may from time to time agree in writing.

18.3 references to “this Contract” or any of its terms or to any other document shall be construed as including the version in force at that time as modified, varied, updated or supplemented.

18.4 The Chinese language shall be the dominant language for the writing, interpretation and explanation of this contract; in the event of different interpretations of the text in different languages, the Chinese text of the contract shall prevail.

19. This contract is made in oneRampant One copy to be executed by Party A II Party A and Party B II The contract shall take effect after it has been signed or sealed by both parties.

20. The annexes to this contract include the following: Annexes.[1. “Basic Information Form of the Contract”, 2. “Schedule of Rental Property Fee Payment”, 3. “Standard for Restoration of Original Condition”; if the content of the annexes is inconsistent with the main contract, the content of the annexes shall prevail in execution.]

IN WITNESS WHEREOF the parties have entered into the following.

Party A: (seal)	Party B: (seal)

Legal representative/authorised representative:	Legal representative/authorized representative:

Head of Operations:	Head of Operations.

2021.11.12

Annexes.

Basic Contract Information Form

Lessees	CLPS Dalian Co., Ltd.	Email
Contact number	041182410800/13898687842	Postcode
Contact address	Room #01-01/02/03/04, 1st Floor, No. 1, Huixian Park, Qixianling, Dalian Hi-Tech Industrial Park, Liaoning Province
Lease of premises	5/F, #501-503/504-506/507, 30 Cuitao Street, High-tech Park	Building area	1388.45 sqm
House use	Business office use in software-related industries
Lease term	2021-12-31 to 2024-12-30

Rental and other rates
Rental unit price	1.60RMB/calendar day*sqm, rent does not include electricity and communication costs.
Unit price of property charges	RMB 1.00/calendar day*sqm
Unit price of electricity	RMB1.05/kWh, and in case of government adjustment of electricity tariff during the lease period, the standard will be implemented according to the corresponding adjusted range.
Unit price of water	RMB4.60/t, if the government adjusts the water price during the lease period, the standard will be implemented according to the corresponding adjusted range.
Communication Fee	Payable by Party B to the relevant communications operator
Water, electricity and heating costs outside Party B’s leased area	Included in rent and property management fees
Secondary renovation costs

Prior to the commencement of the renovation by Party B, Party A will charge the following renovation management fees based on the leased floor area of Party B.

Renovation deposit (refundable) RMB20/m2 , renovation management fee (non-refundable) RMB5/m2 , temporary electricity fee (refundable) RMB5/m2, temporary water fee (non-refundable) RMB1/m2.

Air conditioning delay charges	Refrigeration: RMB300/hour Heating: RMB100/hour
Car park management fee	The car park charges of the building will apply.
Electricity Capacity Increase Charges	If the demand for electricity in the leased room of Party B exceeds the design standard of the building, Party B may apply to Party A for additional capacity at a charge of RMB300/KW, and Party B shall pay the additional capacity fee in one go before the construction of the additional capacity. Party B’s capacity increase plan shall be approved by Party A before construction, and Party B shall be responsible for the capacity increase construction and bear the construction cost.

Performance bond	The total amount of rent and property charges for 90 calendar days shall be paid by Party B to Party A together with the down payment, i.e. (in capital letters): Three hundred and twenty thousand, eight hundred and ninety-seven dollars and thirty cents (RMB324,897.30)
Rent and property management fees Total amount

1. The total amount of rent and property management fee payable (in capital letters) is: $3,956,527.11 (RMB 3,956,527.11)

2. Discount during the lease period: Three hundred and eighty thousand, four hundred and thirty-five dollars and thirty cents (RMB 380,435.30)

3. The actual total amount of rent and property management fees payable (in capital letters) is: $3,576,091.81 (RMB 3,576,091.81)

The total amount of rent (in capital letters) is: Two Million Five Hundred and Fifty Thousand Three Hundred and Fifty Dollars and One Cent (RMB 2,054,350.61)

The total amount of property charges (in capital letters) is: One Million Five Hundred and Twenty Two Thousand Seven Hundred and Forty One Yuan and Two Cents (RMB 1,521,741.20)

Rent and property management fees Payment methods

Prepaid on a [every three months] payment cycle, i.e.

1, 2021-11-18 before the payment (capital): one hundred and twenty-two thousand two hundred and ninety-five yuan and eighty cents (¥ 622,905.18 yuan);

The total amount of rent (in capital letters) is one hundred and seventy-one thousand one hundred and ninety-nine yuan and four cents (RMB 171,196.04);

The total amount of property charges (in capital letters) is: one hundred and twenty-two thousand, one hundred and eighty-one yuan and eighty cents (RMB 126,811.84); the period of representation is: 2021-12-31 to 2022-03-27; the performance guarantee (in capital letters) is: three hundred and twenty-two thousand, one hundred and eighty-nine yuan and three cents (RMB 324,897.30)

2. In addition to the first installment of rent and property charges, Party B shall pay to Party A the rent and property charges for the next payment cycle before the end of each payment cycle, details of the payment schedule and fee rates are set out in the Schedule of Payment of Rent and Property Charges in Annex II.

Party A shall provide Party B with a valid invoice for the same amount within 15 calendar days after confirming receipt of the full rent and property management fee for the respective representative period. If Party B pays by telegraphic transfer, the time of acknowledgement of receipt of the rent and property management fee shall be the date when the bank issues the telegraphic transfer voucher.

Account: Received by: CLPS Dalian Co., Ltd.

   Bank of Account: ICBC Dalian Friendship Square Sub-branch

   Account number: 3400203419300134615

Existing facilities and finishes in the house
Central air conditioning	Good
Concrete floor	Good
Light fittings, switches, sockets	Good
Wall Wall	Emulsion paint and glass textures, good
Sky Shed	Good
Communication facilities	Voice and network access available

Property Services

1、 Security services: regular tour management of security in the outside areas of the building; 24-hour monitoring and management of fire fighting and surveillance facilities.

2、 Cleaning services: daily cleaning of public areas outside the building and outside Party B’s leased area within the building; greening of public areas; disinfection and pest control inside and outside the building; external curtain wall cleaning.

3、 Maintenance and repair: maintenance and management of public facilities and equipment in the building.

4、 Business services: mail collection and delivery, newspaper subscriptions.

5、 Ancillary services: heating services are provided from 8:00 am to 18:00 pm Monday to Friday during the heating period set by the government, except for statutory holidays, and central air-conditioning delivery and cooling services are provided from 8:00 am to 18:00 pm Monday to Friday during the period from 15 May to 15 September each year.

6、Other services: Party B enjoys the production of the company name on the water sign in the hall during the lease period when it first moves in.

In-situ restoration standards

Refer to Annex III of this Agreement: Standards for Restoration to Original Condition

Remark

On the basis of compliance with the terms and conditions of this contract, both parties hereby confirm the following additional concessions.

Party A has the right to grant Party B corresponding concessions (including but not limited to renovation period, rent-free period, etc.) according to its own commercial judgment and operational needs. Party B shall not be entitled to any preferential terms granted by Party A. In addition to the liability for breach of contract as stipulated in Chapter 11 of this contract, Party B shall also pay to Party A the full amount of the preferential terms enjoyed before the termination of the contract.

On the basis of compliance with the terms and conditions of this contract, both parties, after friendly consultation, agree to make the following amendments and adjustments to the contents of the contract.

The last sentence of Article 1.2 shall be amended to read: Party A shall be responsible for compensating for any damage caused to Party B. If the contract cannot continue to be performed, Party A shall pay Party B liquidated damages at 20% of the total rent and property charges for the remaining term of the lease.

  The first paragraph of Article 3.3.2 shall be amended to read: Party B shall ensure that the original decoration (including the ceiling) and facilities of the premises are intact (except for natural damage). If at the end of the lease term Party B finds an interested tenant who agrees to lease the premises in accordance with the current state of the premises (i.e. the condition that has not been restored after renovation by Party B), Party B does not need to restore the premises to its original state and can directly handle the handover procedures with Party A and the third party in accordance with the current state of the premises at that time, and the three parties will sign a separate agreement and agree in such agreement that the third party will restore the room to the condition as set out in Annex III to this contract, “Standards for Restoration to Original State”, upon surrender of the lease. Standards for Restoration to Original Condition”.

4.1.2 Add at the end of clause 4.1.2: If Party B is unable to move in on time due to Party A, the term of the lease shall be extended accordingly. If Party B is late in moving in for [15] days due to the aforesaid reasons, Party B shall have the right to unilaterally terminate this contract and request Party A to return all the rent and property management fees paid by Party B and pay Party B liquidated damages at the rate of 0.1% per day on the basis of such fees, with the liquidated damages being calculated from the date of actual payment of such fees by Party B to Party A to the date of actual return of such fees by Party A to Party B. The liquidated damages shall be calculated from the date of actual payment of such fees by Party B to the date of actual return of such fees by Party A to Party B.

Article 4.2.2 is amended to read: Party A shall reply to Party B’s application for renewal of the lease within 10 working days upon receipt of the application, and if both parties agree to renew the lease, both parties shall sign a renewal contract one month before the expiry of the lease. Party A shall sign a supplementary renewal contract with Party B as soon as possible.

The first sentence of Article 4.2.4 is amended to read: If Party B does not intend to renew the lease, or if for reasons attributable to Party B, the parties fail to sign a renewal contract one month before the expiry of the lease.

Article 7.8 is amended to read: During the lease period, Party B shall pay attention to property and personal safety, Party B is the first responsible person for fire safety and the ultimate responsibility bearer, notwithstanding the foregoing agreement, Party A shall ensure that the fire safety facilities of the house itself meet the statutory safety standards, and any personal and property safety accident caused by the fault of Party B shall be borne by Party B itself, and any personal and property safety accident caused by the fault of Party A shall be borne by Party A itself. If both parties are at fault, they shall be held responsible according to their respective degrees of fault, and if both parties are not at fault, they shall be held responsible in accordance with the provisions of the law. Any loss caused to Party A shall be compensated.

  The first sentence of Article 9.4 should read: Party A proposes that Party B’s office area before and after renovation should be not less than 10 square metres of floor space per person.   The date of service of the notice in the case of article 15 (1) and (2) is amended to read: “Service is deemed to have taken place on the date of signature by the addressee.

Annex II.

Rental Property Fee Payment Schedule

	Payment	Payable	Duration of representation		Rent	Property	Fees payable
Projects	Period	Deadline	Start	Stop	payable	fees payable	Subtotal

Compliance Guarantee	1	2021-11-18	2021-12-31	2024-12-30	-	-	324,897.30

	1	2021-11-18	2021-12-31	2022-03-27	171,196.04	126,811.84	622,905.18
	2	2022-03-01	2022-03-28	2022-06-27	171,195.87	126,811.76	298,007.63
	3	2022-06-01	2022-06-28	2022-09-27	171,195.87	126,811.76	298,007.63
	4	2022-09-01	2022-09-28	2022-12-27	171,195.87	126,811.76	298,007.63
	5	2022-12-01	2022-12-28	2023-03-27	171,195.87	126,811.76	298,007.63
Rent Property Fee	6	2023-03-01	2023-03-28	2023-06-27	171,195.87	126,811.76	298,007.63
	7	2023-06-01	2023-06-28	2023-09-27	171,195.87	126,811.76	298,007.63
	8	2023-09-01	2023-09-28	2023-12-27	171,195.87	126,811.76	298,007.63
	9	2023-12-01	2023-12-28	2024-03-27	171,195.87	126,811.76	298,007.63
	10	2024-03-01	2024-03-28	2024-06-27	171,195.87	126,811.76	298,007.63
	11	2024-06-01	2024-06-28	2024-09-27	171,195.87	126,811.76	298,007.63
	12	2024-09-01	2024-09-28	2024-12-30	171,195.87	126,811.76	298,007.63

Total	-	-	-	-	2,054,350.61	1,521,741.20	3,576,091.81

Annex III.

In-situ restoration standards

一、	Civil, renovation component.

1.	Flooring: removal of carpets (floor coverings, flooring, partitions, etc.), removal of ground penetrations, etc., restoration to concrete floors and ensuring that the floors are level and free of glue stains.

2.	Walls: surface potholes and holes filled in, large white walls need to be treated as a whole and restored to a white wall with a neat, even colour and no run-off etc.

3.	Shed surface: flat keel, neat and undamaged mineral wool board (mineral wool board using the original brand of the building or a brand of the same grade).

4.	Other: doors and windows should be removed, and doors and windows should be opened, closed and locked properly, and the glass should be clean and tidy; changes to the building’s architecture and structure should be restored to the original state of the building.

二、	Electrical section.

1.	The grille lights that are displaced are restored to their original position in the building (with reference to the original drawings of the building, the replacement grille lights are restored to the original brand of the building or to a brand of the same grade), the installation is smooth and the fluorescent tubes are bright and neat.

2.	The hangers of the relocated grilles are secure, properly fixed and free from looseness and shaking.

3.	roof and wall strong and weak power lines finishing, to ensure that the lines are in the line groove, line pipe, no exposed lines, line pipe, line groove fixed well, across the earth wire connection is secure and reasonable.

4.	Ensure that the wiring in the distribution box is regular, the air switch is normal and tidy, and the distribution box meets the requirements of the building.

5.	Wall switches (relocated switches restored to the building’s original position) are in working order and tidy.

三、	Air conditioning section.

1.	Displacement of fan coils (ceiling-mounted multi-connector panels), restoration of air outlet positions to the original position in the building (refer to the original drawings of the building) and ensuring that the return air outlet filters are clean.

2.	Displacement of the three-speed switch to its original position in the building (the replacement three-speed switch is restored to the original brand of the building or to a brand of the same grade) and to ensure that its various control switches are in order and that the panel is tidy.

3.	The fan coil motor starts, stops and changes speed normally, without any unusual noise.

四、	Firefighting section.

1.	Restore the building to its original position after spraying has been moved to meet fire protection requirements, free from dirt and leaks.

2.	Modified fire protection pipework to meet fire protection requirements, with reasonable hanger configurations, firm and free from leaks.

3.	The smoke sensor is relocated and restored to its original position in the building (the new additional smoke sensor is removed and restored to the original logic of the original fire mainframe in the building) to meet the fire protection requirements, and the smoke signal and feedback is normal.

4.	The layout of the room after restoration meets the requirements of the fire code.

Note: The above standard descriptions are subject to the original drawings of the building if they are not exhaustive.

营业执照

（副　本）

（副本号：1-1）

统一社会信用代码
91210231570889865XQ

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名　　称　大连华钦软件技术有限公司

类　　型　[illegible]公司（台港澳[illegible]资）

法定代表人　[illegible]

经营范围　计算机软件的技术开发、技术咨询、技术服务及销售，计算机系统集成，社会经济咨询，办公设备及用品、计算机及其辅助设备、电子产品、机械设备的销售，劳务派遣，人力资源招聘、培训（非社会力量办学），人事代理（不含档案管理及相关业务），高级人才寻访，人力资源供求信息的收集、整理、储存、发布和咨询服务。（依法须经批准的项目，经相关部门批准后方可开展经营活动）。

注册资本　人民币壹仟万元整

成立日期　2011年05月25日

营业期限　自2011年05月25日至长期

住　　所　辽宁省大连高新技术产业园区七贤岭汇贤园1号[illegible]层#01-01/02/03/04室

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